                                                                   Exhibit 10.32

                             DISTRIBUTION AGREEMENT
                             ----------------------


          This Agreement is made as of this 22nd day of December, 1995 by and between CYTOGEN CORPORATION, a Delaware corporation having its principal place of business at 600 College Road East, Princeton, New Jersey 08540 ("Cytogen") and FAULDING (CANADA) INC., a Canadian corporation having its principal place of business at 334 Aime-Vincent, Vaudreuil, Canada J7V 5V5 ("Faulding").

          WHEREAS, Cytogen has developed and commercialized in vivo colorectal
                                                            -- ----
and ovarian cancer imaging products which use monoclonal antibodies as part of radioisotopic detection techniques; and

          WHEREAS, Faulding has substantial experience in marketing biotechnology-based medical products and desires to distribute Cytogen's colorectal and ovarian cancer imaging products in Canada; and

          WHEREAS, Faulding has paid all amounts due and owing under that certain letter of intent by and between the parties hereto; and

          WHEREAS, Cytogen is willing to use Faulding as its exclusive distributor in Canada.

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein recited, and other good and valuable considerations, the receipt of which is acknowledged, it is agreed as follows:


                            ARTICLE I - DEFINITIONS

          As used in this Agreement, the following terms, whether used in the singular or plural, shall have the meanings indicated:

     1.1    Effective Date shall mean the date of this Agreement first written
            --------------
above, which shall also be the date on which both parties execute this Agreement.

     1.2    FDA shall mean the United States Food and Drug Administration.
            ---

     1.3    First Commercial Sale shall mean the first time sales are made of
            ---------------------
the Product by Faulding or its sublicensees to an unrelated third party.

     1.4    HPB shall mean the Health Protection Branch of the Department of
            ---
Health, Canada.

     1.5    Marketing Applications shall mean health registration applications
            ----------------------
pending before the HPB that are required as a condition precedent to marketing the Products within the Territory.

     1.6    Marketing Authorizations shall mean authorization by an appropriate
            ------------------------
governmental agency required as a condition precedent to the sale of the Products within the Territory.

     1.7    Net Sales Revenue shall mean [Information omitted and filed
            -----------------
separately with the Commission under Rule 24b-2.





                                       ]

     1.8    Products shall mean and collectively include Cytogen's in vivo
            --------                                               -- ----
diagnostic imaging products which utilize its patented or proprietary technology and are used for the screening, diagnosis and monitoring of human colorectal and ovarian cancer and are known as OncoScint CR/OV.

     1.9    Territory shall mean Canada.
            ---------

     1.10   Trademark shall mean "OncoScint."
            ---------

                    ARTICLE II - APPOINTMENT OF DISTRIBUTOR

     2.1    Appointment of Distributor.  Subject to the terms and conditions of
            --------------------------
this Agreement, Cytogen hereby appoints Faulding as exclusive distributor of the Products within the Territory. Cytogen reserves the right to grant similar distribution rights in the Products to third parties for distribution and sale outside of the Territory provided, however, such third parties shall be prohibited from selling or distributing the Products within the Territory during the term of this Agreement.

     2.2    Rights to Other Products.  In the event that Cytogen subsequently
            ------------------------
determines to grant marketing and distribution rights in the Territory to its product using monoclonal antibodies for use with radioisotopes in in vivo
                                                                  -- ----
imaging for prostate cancer presently known as ProstaScint (the "Other Product"), Cytogen shall provide Faulding a right of first offer with respect to such rights in accordance with the following procedure.

            2.2.1 Cytogen shall deliver to Faulding a written notice setting forth the material terms of the offer (the "Offer"), including any pricing information, definitions of the market and territory, product data and specifications, and any additional information necessary for Faulding to evaluate the Offer.

            2.2.2 Notice of Faulding's intention to accept an Offer shall be evidenced by a writing signed by Faulding and delivered to Cytogen prior to the end of the sixty (60) day period following the date of receipt of such Offer by Faulding.

            2.2.3 In the event that Faulding does not elect to accept the Offer, Cytogen may grant the marketing and distribution rights to the Other Product to a third party on the same terms as set forth in the Offer, or market and sell the Other Product in the applicable territory with its own direct sales force; provided, however, the marketing and distribution rights to the Other
       --------  -------
Product may not be granted to a third party on terms and conditions materially more favorable from those set forth in the Offer until the marketing and distribution rights are again offered to Faulding under the procedures specified in this Section 2.2.

     2.3    Marketing Authorizations.
            ------------------------

            2.3.1   Cytogen's Obligations.  Cytogen shall use its best
                    ---------------------
efforts to transfer or otherwise assign to Faulding any and all Marketing Applications. These Marketing Applications shall identify Faulding as both an importer and distributor of the Products. Cytogen shall deliver to Faulding, at Cytogen's expense, all scientific, clinical, toxicologic and manufacturing data in the possession of Cytogen and necessary to obtain all required Marketing Authorizations within the Territory, provided, however, if such necessary data is not in the possession of Cytogen, the parties shall meet to determine if and in what manner the data may be obtained.

            2.3.2   Faulding's Obligations.  At its own expense, Faulding
                    ----------------------
shall use its best efforts to (i) assist in the transfer, assignment or amendment of the Marketing Applications, and (ii) obtain all necessary Marketing Authorizations within the Territory in a commercially reasonable time. Faulding shall provide Cytogen with quarterly progress reports of its efforts to obtain Marketing Authorizations.

     2.4    Trademark License.  Cytogen hereby grants to Faulding the non-
            -----------------
transferable right and license, with no right to grant sublicenses, to use the Trademark within the Territory, alone or in conjunction with any one or more trademarks of Faulding on the Products. Faulding shall use the trademark in prominent form on Products sold in the Territory pursuant to the license granted herein. Cytogen represents and warrants that the Trademark has been registered in the Territory, that Cytogen has the authority to grant the right and license to the Trademark to Faulding for use in the Territory, and that Cytogen is not aware of any infringement of the Trademark in the Territory by a third party.

     2.5    Provision of Data.  Each of the parties agrees to provide the other
            -----------------
promptly with all clinical and technical information and data with respect to the Product which is developed during the term of this Agreement and which is necessary to comply with all regulatory requirements and for the marketing and sale of the Product in accordance with this Agreement.


                            ARTICLE III - PAYMENTS

     3.1    Milestone Payments.  In consideration of the distribution rights
            ------------------
granted to Faulding herein, Faulding shall make the following payments to Cytogen in United States dollars at the following times and in accordance with the occurrence of the following events:

            [Information omitted and filed separately with the Commission under rule 24b-2.

                                                                         ]

     3.2    Purchase Price.  For each vial of Product delivered to Faulding
            --------------
pursuant to Article IV hereof, Faulding shall pay to Cytogen the sum of [Information omitted and filed separately with the Commission under Rule 24b-2.], which shall be due and payable within thirty (30) days of receipt of an invoice from Cytogen.

     3.3    Additional Payments.  In addition to the payments due under Section
            -------------------
3.2 hereof, commencing on the second anniversary of the First Commercial Sale, Faulding shall pay to Cytogen an amount equal to [*] percent ([*]%) of Net Sales Revenue. Payments due under this Section 3.3 shall be made within forty-five
(45) days after the end of each quarter.

     3.4    Quarterly Reports.  Within forty-five (45) days after the end of
            -----------------
each quarter, Faulding shall provide Cytogen with a written statement with respect to such period specifying the Net Sales Revenue of Products during the period and the amount of additional payments due, if any, under Section 3.3 hereof.

     3.5    Record and Audit Rights.
            -----------------------

            3.5.1 Faulding shall keep complete and accurate records pertaining to the sale of Products appropriate to determine additional consideration payable under Section 3.3 of this Agreement.

            3.5.2 At the request and expense of Cytogen, an independent auditor selected by Cytogen shall have access limited to once per calendar year at Faulding's principal place of business during ordinary business hours to such records maintained by Faulding as may be necessary to:

               (a) determine, with respect to the preceding year the correctness of any report or payment made under this Agreement, or

* Information omitted and filed separately with the Commission under Rule 24b-2.

               (b) obtain information with respect to the preceding year as to the additional payments due under Section 3.3 hereof. If deemed necessary or desirable in the sole opinion of the accountant, the accountant shall at Cytogen's expense be permitted to consult with and obtain the assistance of consultants selected by the accountant and acceptable to Faulding. Such acceptance shall not be unreasonably withheld. Neither the accountant nor the selected consultants shall disclose to Cytogen or any third parties any information relating to the business of Faulding other than information relating solely to the accuracy of the reports and payments under this Agreement and shall execute a reasonably acceptable confidentiality agreement.

     3.6    Method of Payments.  All payments due hereunder shall be made in
            ------------------
United States funds collectible in New York, New York, U.S.A. by wire-transfer. All payments due Cytogen under this Agreement which are received later than the due date shall be subject to an additional payment of one percent (1%) per month or portion thereof as liquidated damages for payments received later than the due date.

     3.7    Refund of Milestone Payments.  Within ten (10) days of the
            ----------------------------
occurrence of any of the following events, Cytogen shall pay to Faulding all monies received by Cytogen pursuant to Section 3.1 hereof.

            3.7.1 The NDS for the Product has not been approved by the HPB for the indications included in the initial filing by December 31, 1996.

            3.7.2   Faulding has terminated this Agreement pursuant to Section
10.8 hereof.

     3.8    Price Adjustments. [Information omitted and filed separately with
            -----------------
the Commission under Rule 24b-2.]

                        ARTICLE IV - SUPPLY OF PRODUCTS

     4.1    Terms of Faulding Requirements.  Subject to the terms and conditions
            ------------------------------
hereof, Cytogen agrees to sell and Faulding agrees to purchase from Cytogen Faulding's entire requirements of the Products, solely for use and/or sale in the Territory. Cytogen shall use its best efforts to manufacture the Products and supply them to Faulding in quantities sufficient to satisfy Faulding's needs in accordance with the provisions of this Article IV. All Products supplied by Cytogen hereunder shall have a minimum of nine (9) months remaining shelf life determined as of the date of receipt by Faulding.

     4.2    Terms of Supply.  The following terms relate to supply of Products:
            ---------------

            4.2.1   Purchase Estimates.  Faulding shall submit to Cytogen,
                    ------------------
beginning ninety (90) days before the first anticipated order of Products and at the beginning of each calendar quarter thereafter, a non-binding estimate of the amount of Products to be required and purchased by Faulding for the next three months and the next 12-month periods.

            4.2.2   Purchase Orders.  Within thirty (30) days before the
                    ---------------
beginning of each calendar quarter thereafter, Faulding shall provide Cytogen with binding written orders for its purchases of Products for that calendar quarter, specifying the required delivery dates for each order. Cytogen shall supply the Products in accordance with the purchase orders.

            4.2.3   Delivery of Products.  Cytogen shall deliver the Products to
                    --------------------
Faulding F.O.B. Cytogen's place of business in New Jersey, U.S.A.

            4.2.4   Product Pricing.  Faulding shall have sole discretion to
                    ---------------
establish the resale price of the Products to third parties subject only to any regulatory or governmental limitations.

     4.3    Inspection and Dispute Resolution Relating to Satisfaction of
            -------------------------------------------------------------
Product Specifications.  The following provisions relate to inspection and
----------------------
resolution of disputes:

            4.3.1   Inspection.  Each shipment of Product by Cytogen shall
                    ----------
be accompanied by a certificate of analysis for the production batch. Faulding shall inspect and analyze each batch of Product delivered by Cytogen in a manner consistent with its standard sampling procedures and any claims regarding quantity or quality of same shall be made by Faulding in writing to Cytogen specifying in reasonable detail the nature and basis for the claim and citing relevant control numbers or other information to enable specific identification of Product in question, and shall be given within thirty (30) days of said delivery or, if later, by the date on which the basis for such claim should reasonably have been discovered after the exercise of due diligence. All claims made by Faulding after its inspection of finished product shall be handled on a case-by-case basis during which time Cytogen shall have the right to first inspect any Product involved before being required to take any action with respect thereto. Cytogen shall make its investigation within thirty (30) days of receipt of notice of a claim from Faulding.

            4.3.2   Resolution of Disputes Relating to Product Specifications.
                    ---------------------------------------------------------
If the parties hereto fail to agree as to whether a delivered quantity of Product meets its agreed specifications, then the parties shall cooperate to have the batch in dispute analyzed by a qualified independent testing laboratory selected by Faulding to which Cytogen does not have reasonable objection. The following provisions shall apply with respect to the results indicated by such independent laboratory:

               (a) If the batch of Product is determined to have met its specifications, then Faulding shall bear the costs of the independent laboratory testing and shall accept the shipment of such Product.
               (b) If the batch of Product is determined not to meet its specifications, then Cytogen promptly shall replace the affected quantity of Product, Faulding shall, at Cytogen's expense, dispose of such quantity in such manner as Cytogen shall direct, and Cytogen shall bear the costs of the independent laboratory testing.

     4.4    Packaging.  Cytogen shall supply all Products in finished product
            ---------
form; provided, Faulding shall supply Cytogen with camera-ready art work for all
      --------
labels and packaging material. Each shipment shall include, at no cost to Faulding, additional vials of Product for quality control purposes in quantities equal to five percent (5%) of the vials ordered but in no case more than 50 vials for each shipment.

     4.5    Title.  Title to all Products shipped by Cytogen shall pass to
            -----
Faulding upon delivery F.O.B. Cytogen's place of business. Risk of loss shall pass to Faulding upon delivery. Faulding shall be responsible for making payment of insurance, shipping, duties and similar costs associated with delivery of the Products.

     4.6    Reporting.  Each party agrees to report to the other party in
            ---------
writing any serious adverse reactions or any side effects which occur or other adverse events with Product as promptly as possible but in no event later, (i) with respect to the event set forth in Section 4.6.1(a), within 24 hours after receipt of information of such event ("Reaction Notice"), (ii) with respect to the event set forth in Section 4.6.1(b) below, within five (5) days of receipt of a Reaction Notice, and (iii) with respect to the events set forth in Section 4.6.1(c)-(e) below, within ten
(10) days of receipt of a Reaction Notice. Any such reactions or side effects must be reported (in full detail if requested) irrespective of whether there is a causal connection with the Product being administered or whether the causal connection is unclear or presumed to be not likely.

            4.6.1 For purposes of this reporting covenant, a serious adverse event is a reaction which meets one or more of the following criteria:

               (a)  a reaction that is life threatening or fatal;

               (b) a reaction that resulted in hospitalization, or if the patient was already hospitalized, a reaction which prolonged hospitalization;

               (c)  a reaction that resulted in severe or permanent disability;

               (d) a reaction that involved congenital anomaly or overdose, or cancer which was not already present at the beginning of treatment with Product; or

               (e) a reaction that is considered to be important, significant or otherwise medically serious.

            4.6.2 Each of the parties hereto shall monitor all relevant journals and media communications for information on factors materially affecting the use or efficacy of the Product and shall promptly inform the other party of such information. The informing party may provide in writing its evaluation of such information. Either party shall promptly inform the other if it has actual knowledge of any measures which are necessary to eliminate or minimize any risk associated with the use of a specific production lot of the Product.


                 ARTICLE V - ADDITIONAL OBLIGATIONS OF FAULDING

     5.1    Marketing Obligations.  Faulding agrees to use its diligent efforts
            ---------------------
to promote and distribute the Products, at its own expense, in the Territory as soon as feasible after the Effective Date of this Agreement and upon receipt of the applicable Marketing Authorizations and such marketing materials as Cytogen is required to furnish hereunder using diligent efforts to maximize sales and market penetration at the earliest date. Subject to Cytogen's obligations under
Article VIII hereof, Faulding shall also be responsible for all quality control, lot release for Canadian requirements, promotional activities, marketing and selling efforts, distribution and technical services. All promotional materials developed by Faulding shall be approved by Cytogen. Cytogen shall promptly review such materials, and if no written response is provided by Cytogen within thirty (30) days after receipt of such material, then the material will be deemed to have been approved by Cytogen. Costs associated with participation by either Faulding or Cytogen in international conferences or symposia which provide important marketing opportunities for both parties shall be shared on terms to be negotiated for each such event. Cytogen shall promptly make available for use by Faulding in the Territory all promotional material developed by Cytogen for the Product, at no expense to Faulding.

     5.2    Marketing Plans.  Faulding shall submit to Cytogen a Product launch
            ---------------
plan for the Products in the Territory as soon as possible and, in any event no later than ninety (90) days from the Effective Date, and on or before October of each year thereafter, an annual marketing and sales plan for the Products. Each of these plans shall include specific marketing sales strategies, tactics and goals, market research analysis, promotion budgets, and sales projections.

     5.3    Compliance with Laws.  Faulding shall use its best efforts to market
            --------------------
and distribute the Products in the Territory in compliance with local laws and regulations and good commercial practice and for uses and applications approved by Cytogen for the Products.

     5.4    Minimum Purchase Requirements.  Faulding shall pay to Cytogen the
            -----------------------------
minimum annual purchase requirements in the amounts set forth in Schedule A hereto which establish the minimum payments due under Section 3.2 hereof (the "Minimum Annual Purchase Requirements").

     5.5    Purchase Forecasts.  Faulding shall submit to Cytogen the quarterly
            ------------------
purchase forecasts for the Product as required pursuant to Section 4.2.1 hereof and submit purchase orders for the Products pursuant to Section 4.2.2 hereof.


                      ARTICLE VI - FAILURE TO MEET MINIMUM
                          ANNUAL PURCHASE REQUIREMENTS

     In the event that in any given year, the total payments by Faulding under Sections 3.2 and 3.3 hereof do not, in the aggregate, equal or exceed the Minimum Annual Purchase Requirements for such year (which shall be adjusted each year upon agreement by the parties to reflect any short-falls attributable to Cytogen's failure, if any, to provide Product on a timely basis as required by
Article III hereof) and Faulding fails to pay such short-fall within sixty (60) days of the end of such year, then Cytogen may, at its sole discretion, convert the grant of the distribution rights pursuant to Section 2.1 hereof to a non-exclusive basis and correspondingly reduce the royalties payable to Cytogen pursuant to Section 3.3 hereof. Such election shall be made by delivery of written notice by Cytogen to Faulding and shall take effect on the date set forth in the notice.

                    ARTICLE VII - CONFIDENTIAL INFORMATION

     The parties hereto agree that each shall keep completely confidential and shall not publish or otherwise divulge or use for its own benefit or for the benefit of any third party any information of a proprietary nature furnished to it (the "receiving party") by the other party (the "disclosing party") for a period of five (5) years after the termination of this Agreement without the prior written approval of the disclosing party in each instance, except to the extent that it is necessary to divulge such information for the obtaining of governmental approval for the marketing of the Products. Nothing in this
Article 7 shall prevent disclosure or use of information (i) already known to the receiving party, (ii) which was known to the public at the time of disclosure, or subsequently becomes so known through no act or omission of such party, or (iii) which is properly acquired by the receiving party from a third party having the right to convey such information. Information of a proprietary nature shall include, but not be limited to, information concerning a party's products, proposed products, marketing plans, methods of manufacture, customers or any other information or materials in whatever form not generally known to the public.

                            ARTICLE VIII - WARRANTY

     8.1    Warranties.  Cytogen represents and warrants to Faulding that all
            ----------
Products manufactured and delivered to Faulding pursuant to this Agreement:

               (a) shall meet Cytogen's specifications for such Product at the time of delivery by Cytogen to Faulding and throughout its stated shelf-life, provided however, that such Product has been stored in accordance with the instructions on the labelling of the packaging for such Product;

               (b) shall be manufactured and stored by Cytogen in compliance with all aspects of current applicable federal, state, provincial and local laws, rules, and regulations in a plant which meets the requirements of the Regulatory Authority in filings in the Territory and current Good Manufacturing Practices as defined by the Regulatory Authority in the Territory;

               (c) shall be free from all adulteration, misbranding, and defects in materials, composition, and manufacture within the meaning of the FDA and Cosmetic Act and other applicable regulatory requirements in the Territory; and
               (d) shall be free and clear of all security interests, liens, or other encumbrances of any kind or character.

     8.2    Infringement.  Cytogen represents and warrants to Faulding that to
            ------------
the best of its knowledge the use and sale of the Product does not infringe any Canadian patent or violate the trade secret rights or other intellectual property rights of any third party.

     8.3    Ownership.  Faulding acknowledges and agrees that Cytogen owns the
            ---------
technical information with respect to Product, if any, and all industrial and intellectual property rights of any kind in relation to such technical information including the right to patents, registered or other designs, copyright and any other confidential information. Nothing contained in this Agreement shall be effective to give Faulding any rights of ownership in and to the Product technical information and to the intellectual property in relation to the Product technical information and providing the Product technical information to Faulding under this Agreement is for the sole purpose of obtaining approval from the Regulatory Authorities in the territory for the Product.

     8.4    Remedy.  With respect to any Product found by Faulding to be
            ------
unacceptable pursuant to Article 4 hereof, Cytogen shall grant to Faulding a credit equal to the purchase price paid by Faulding for such Product and reimburse Faulding for any related insurance, customs, or handling expenses incurred by Faulding. In no event shall Cytogen be liable under this Agreement for any failure of any Product to meet the Specifications due to improper use, storage or shipment by Faulding or anyone receiving the Product from Faulding.


                         ARTICLE IX - INDEMNIFICATION

     9.1    Indemnification by Cytogen.  Cytogen agrees to and hereby does
            --------------------------
indemnify and hold Faulding harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, which Faulding may incur by reason of any Products sold or furnished by Cytogen which result in injury, illness or death of any person, to the extent that such claims arise out of or result from either the negligence or willful misconduct of Cytogen in (i) product design, or (ii) manufacturing, or from a breach of any representations or warranties by Cytogen hereunder, except if such claims arise from the gross negligence or willful misconduct of Faulding.

     9.2    Indemnification by Faulding.  Faulding hereby agrees to and hereby
            ---------------------------
does indemnify and hold Cytogen harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, which Cytogen may incur to the extent that such claims arise out or result from (i) the unlawful sale or other distribution of Products by Faulding, including any improper sales by Faulding to customers who are located in any territory outside the Territory, (ii) the negligent or willful misconduct of Faulding in the distribution, labeling or packaging of the Products, (iii) recommended use of Products by Faulding in violation of this Agreement, or (iv) breach of any representation or warranty by Faulding hereunder except for such claims which arise out of or result from the gross negligence, or willful misconduct of Cytogen.

     9.3    Contribution.  In the event the negligence of Faulding and Cytogen
            ------------
contribute to any loss, cost, damages, claim or expense relating to Product supplied and/or distributed or sold hereunder, then Faulding and Cytogen shall be responsible for that portion of the loss, cost, damages, claim or expense to which its negligence contributed.

     9.4    Infringement.  Cytogen shall indemnify and hold Faulding, its parent
            ------------
companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all liability relating to any claim of patent infringement based on distribution or sale of Products under this Agreement.

     9.5    Procedure.
            ---------

               (a) If Faulding or any of its Affiliates or subsidiaries or Cytogen or any of its Affiliates or subsidiaries (in each case an "Indemnified Party") receives any written claim which it believes is the subject of indemnity hereunder by Cytogen or Faulding, as the case may be, (in each case as "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party other than pursuant to this section, the Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying

                    Party. If the Indemnifying Party does not so assume the defense of such claim or, having done so, does not diligently pursue such defense, the Indemnified Party may assume such defense, with counsel of its choice, but for the account of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be for the account of the Indemnified Party.

               (b) The Party not assuming the defense of any such claim shall render all reasonable assistance to the Party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnifying Party.


                       ARTICLE X - TERM AND TERMINATION

     10.1   Term.  This Agreement shall commence on the Effective Date and shall
            ----
continue in force for a fixed term of seven (7) years unless terminated earlier under the provisions of this Agreement. At the end of the fixed term and each additional term thereafter, this Agreement shall be automatically renewed on the same terms and conditions for an additional two (2) year period unless earlier terminated under the provisions hereof or unless one party gives to the other notice of its intention to terminate at least six (6) months prior to the expiration of the fixed term hereof or of any renewal period.

     10.2   Failure to Make Payment.  Cytogen may terminate this Agreement at
            -----------------------
any time upon Faulding's failure to make payments due to Cytogen pursuant to this Agreement and the continuation of such failure for more than thirty (30) days after delivery of written notice to Faulding of such failure.

     10.3   Failure to Commercialize.  Cytogen may terminate this Agreement at
            ------------------------
any time upon Faulding's failure to use diligent efforts to move ahead with its obligations to market, sell and distribute Products under Section 5.1 hereof and upon the continuation of such failure for more than ninety (90) days after delivery of written notice to Faulding of such failure, except where such failure of Faulding is a result of the failure of Cytogen to meet its obligations as defined in this Agreement or due to circumstances beyond the reasonable control of Faulding pursuant to Section 11.7 hereof.

     10.4   Material Breach.  Either party may terminate this Agreement upon
            ---------------
ninety (90) days prior written notice in the event of the other party's breach of any other material provision of this Agreement, if such default or breach is not remedied within ninety (90) days from the date of such notice, except where such default or breach is due to circumstances beyond the reasonable control of the other party pursuant to Section 11.7 hereof.

     10.5   Bankruptcy.  If, during the term of this Agreement, either party
            ----------
makes an assignment, of this Agreement or generally, for the benefit of creditors, or becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditor's arrangement or composition, or if any comparable proceeding is instituted against the other party and is not dismissed within ninety (90) days of such institution, then the other party may terminate this Agreement immediately upon delivery of written notice thereof.

     10.6   Control Event.  In the event that either party (i) sells all or
            -------------
substantially all of its assets to a non-affiliate, or (ii) has more than 50% of its equity securities purchased by a single purchaser who is a non-affiliate in one transaction (a "Control Event"), then the other party may terminate this Agreement with thirty (30) days prior written notice at any time within twelve
(12) months after the occurrence of the Control Event.

     10.7   No Waiver.  Any failure to terminate shall not be construed as a
            ---------
waiver by the aggrieved party of its right to terminate for future defaults or breaches.

     10.8   No Marketing Approvals.  Faulding may terminate this Agreement by
            ----------------------
written notice at any time (i) within thirty (30) days after December 31, 1996 if the NDS is not approved by such date, or (ii) within the three (3) month period following the Effective Date if Faulding receives notice of a claim, or otherwise has reasonable grounds to believe, that the sale or use of the Product infringes the intellectual property rights of a third party.

     10.9   Effects of Termination.
            ----------------------

            10.9.1  Return of Property.  Upon termination of this
                    ------------------
Agreement, each party shall upon the request of the other party return all books, records, documents and data which it shall have received from the other party pursuant to this Agreement and which it shall still have in its possession; provided, however, that a single copy may be retained for legal
            --------  -------
archival purposes by each party.

            10.9.2  Accrued Payments.  Termination of this Agreement by
                    ----------------
either party shall not prejudice the right of either party to recover any payments due at the time of termination, and shall not prejudice any cause of action or claim of either party accruing under this Agreement.

            10.9.3  Marketing Rights.  Upon termination of this Agreement,
                    ----------------
Faulding's rights to market, distribute and sell the Products shall immediately cease except with respect to the sale of Products from existing inventory in the possession of Faulding on the date of termination. The parties shall undertake to negotiate in good faith a mutually acceptable agreement to satisfy any contractual obligations of Faulding to supply the Product to third parties, and Cytogen shall supply all necessary inventory under such agreements.

            10.9.4  Marketing Authorizations.  Upon termination of this
                    ------------------------
Agreement, Faulding shall assign or otherwise transfer to Cytogen or its designees all Marketing Applications and Marketing Authorizations for the Products provided, however, if such termination does not result from a breach of this Agreement by Faulding, Cytogen shall reimburse Faulding for its costs incurred in obtaining such Marketing Authorizations.

            10.9.5  Trademark.  Upon termination of this Agreement, the
                    ---------
license to use the Trademark shall also terminate and all right, title and interest in the Trademark shall belong to Cytogen.


                        ARTICLE XI - GENERAL PROVISIONS

     11.1   Governing Law.  This Agreement shall be governed by and interpreted
            -------------
in accordance with the laws of the State of New Jersey, within the United States of America, as though all parties were resident of, and the contract was to be performed in, New Jersey.

     11.2   Jurisdiction.  Any dispute arising out of this Agreement shall be
            ------------
subject only to the jurisdiction of the State of New Jersey and venue for such litigation shall be proper only in the courts of the State of New Jersey and the federal courts located in such state. The parties hereto consent to and confer the personal jurisdiction only upon the courts of the State of New Jersey and the federal courts located in such state.

     11.3   Entire Agreement.  Except for that certain confidentiality agreement
            ----------------
dated June 23, 1995, this Agreement represents the entire Agreement and understanding of the parties hereto with respect to the marketing and distribution of the Products, supersedes all previous agreements and understandings related thereto and may only be amended or modified in writing signed by an authorized representative of the parties hereto.

     11.4   Assignment.  Neither party may assign, transfer or otherwise dispose
            ----------
of any of its rights or obligations pursuant to this Agreement without the prior written consent of the other party except in connection with the sale or merger of the entire business. Such consent shall not be unreasonably withheld.

     11.5   Notice.  All notices under this Agreement shall be in writing and
            ------
shall be deemed given if sent by telex, telecopier (except for legal process in each such case), certified or registered mail or commercial courier (return receipt or confirmation of delivery required), or by personal delivery to the party to receive such notices or other communications called for this Agreement at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

            CYTOGEN CORPORATION
            600 College Road East
            Princeton, New Jersey 08540

            Attention:  President and CEO


            FAULDING (CANADA) INC.
            334 Aime-Vincent
            Vaudreuil, Canada J7V 5V5

            Attention:  President


     11.6   Limitation on Liability.  In no event shall either party be liable
            -----------------------
to the other for incidental or consequential damages, even if such party shall have been advised of the possibility of the same.

     11.7   Force Majeure.  Except for the obligation to make payments under
            -------------
this Agreement, each of the parties hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues for thirty (30) days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of the parties hereto, including without limitation, acts of God, acts, resolutions or laws of any government, war, war-like conditions, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers.

     11.8   Publicity.  Neither party shall make any press release or other
            ---------
similar public disclosure or announcement concerning this Agreement, without the prior written consent of the non-disclosing party, which consent shall not be unreasonably withheld, except as otherwise required by law. Consent will be deemed granted if no response is received from the non-disclosing party within fifteen (15) days of its confirmed written request for approval from the disclosing party. Notwithstanding the foregoing, in the event such disclosure or public announcement is required to be made on a more immediate basis in order to comply with applicable laws, then approval will be deemed granted if no response is received from the non-disclosing party within the timeframes required by law; provided, however, that the disclosing party provides the non-disclosing party with notice of the legally required timeframe for approval of the disclosure at the time of providing a copy of the proposed disclosure or announcement.

     11.9   Survival of Rights.  The provisions of Article 7 (Confidential
            ------------------
Information), Article 9 (Indemnification), Section

11.1 (Governing Law), Section 11.2 (Jurisdiction) and Section 11.7 (Limitation on Liability) shall survive the expiration or termination of this Agreement.

     11.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       CYTOGEN CORPORATION



                                       By: /s/ Thomas J. McKearn
                                          ---------------------------



                                       FAULDING (CANADA) INC.



                                       By: /s/ Fabio Lanzieri
                                          ---------------------------

                         Distribution Agreement Between
                  Cytogen Corporation and Faulding Canada Inc.
                            Dated: December 22, 1995
                                   -----------------


Schedule A - Minimum purchase requirements (In Units)


     [Information omitted and filed separately with the Commission under Rule 24b-2.]